                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Majesco Holdings Inc.
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             (Exact name of registrant as specified in its charter)

               Delaware                                  06-1529524
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(State of incorporation or organization)      (IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey          08837
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(Address of principal executive offices)                (Zip Code)

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If this form relates to the              If this form relates to the
registration  of a class of              registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is               of the Exchange Act and is effective
effective pursuant to General            pursuant to General Instruction A.(d),
Instruction A.(c), please check the      please check the  following box. [X]
following box. [ ]
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Securities Act registration statement file number to which this form relates:
333-70663 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                      ----
                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

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                                            Name of each exchange on which each
Title of each class to be so registered        class is to be registered
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Common stock, par value $0.001 per share         Nasdaq National Market
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Item 1. Description of Securities To Be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of our common stock, par value $0.001 per share. The description of the common stock to be registered hereunder is set forth in the subsection captioned, "Common Stock", under the section captioned,
"DESCRIPTION OF CAPITAL STOCK", in Amendment No. 1 to our Registration Statement
on Form S-1 (Registration No. 333-120143), which was declared effective on
October 29, 2004, is incorporated herein by reference.

Item 2. Exhibits.

     None.

                                       2

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 21, 2005

                                        MAJESCO HOLDINGS INC.

                                        By: /s/ Carl J. Yankowski
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                                            Name:  Carl J. Yankowski
                                            Title: Chief Executive Officer